Exhibit 99.1

DXC Technology Prices Senior Notes Offering

NEWS RELEASE – April 14, 2020

TYSONS, Va., April 14, 2020 — DXC Technology Company (NYSE: DXC) (“DXC”) today announced the pricing of an offering of (i) $500 million aggregate principal amount of its 4.000% Senior Notes due 2023 (the “2023 Notes”), priced at 99.884% of the aggregate principal amount, and (ii) $500 million aggregate principal amount of its 4.125% Senior Notes due 2025 (together with the 2023 Notes, the “Notes”), priced at 99.791% of the aggregate principal amount. The offering is being made through an underwriting syndicate led by BofA Securities, Inc., Citigroup Global Markets Inc. and MUFG Securities Americas Inc., as representatives of the underwriters. Lloyds Securities Inc. and Mizuho Securities USA LLC also served as joint bookrunners for the Notes. The issuance of the Notes is expected to close on or about April 21, 2020, subject to customary closing conditions.

DXC intends to apply the net proceeds from this offering, after the payment of the underwriting discount and other expenses, for working capital and general corporate purposes, including, but not limited to, the repayment of outstanding indebtedness.

A registration statement, including a prospectus, relating to the offering of the Notes has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is effective. This press release shall not constitute an offer to sell nor the solicitation of an offer to buy any securities (including the Notes) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of the Notes is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

A copy of the prospectus supplement and accompanying prospectus relating to the offering of the Notes may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or by sending a request to BofA Securities, Inc., 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001, tel.: 1-(800) 294-1322, email: dg.prospectus_requests@bofa.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, tel.: 1-(800) 831-9146, email: prospectus@citi.com; or MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, tel: 1-(877) 649-6848.

ABOUT DXC TECHNOLOGY

DXC Technology (DXC: NYSE) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. With decades of driving innovation, the world’s largest companies trust DXC to deploy its enterprise technology stack to deliver new levels of performance, competitiveness and customer experiences.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent DXC’s intentions, plans, expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. These statements are subject to numerous assumptions, risks, uncertainties, and other factors, many outside of DXC’s control, that could cause actual results to differ materially from the results described in such statements. For a description of these factors, including specific risks relating to the offering of the Notes, please see DXC’s most recently filed Annual Report on Form 10-K for the fiscal year ended March 31, 2019, Quarterly

Reports on Form 10-Q for the quarterly period ended June 30, 2019, the quarterly period ended September 30, 2019 and the quarterly period ended December 31, 2019, and the prospectus supplement, filed with the SEC on April 14, 2020, and the accompanying prospectus, as well as the documents incorporated by reference therein, and any updating information in subsequent SEC filings. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

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Contact:

Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com

Shailesh Murali, M&A and Investor Relations, +1-703-245-9700, shailesh.murali@dxc.com